                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          OMNI INSURANCE GROUP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                           OMNI INSURANCE GROUP, INC.
                              1000 PARKWOOD CIRCLE
                             ATLANTA, GEORGIA 30339
                                 (770) 952-4500


             NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON
                                  May 13, 1997

                             TO THE STOCKHOLDERS OF
                           OMNI INSURANCE GROUP, INC.

         Notice is hereby given that the Annual Meeting of Stockholders of Omni Insurance Group, Inc. will be held at 1000 Parkwood Circle, Atlanta, Georgia on May 13, 1997 at 11:00 a.m. local time, for the following purposes:

1. To elect six members of the Board of Directors, each to serve until the next Annual Meeting of Stockholders;

2. To consider and act upon a proposal to ratify the appointment of independent public accountants for the fiscal year ending December 31, 1997; and

3. To transact such other business as may properly come before the meeting or any adjournments thereof.

         Only stockholders of record at the close of business on March 28, 1997 are entitled to notice of and to vote at the Annual Meeting.

         A PROXY FOR THE ANNUAL MEETING AND A PROXY STATEMENT ARE ENCLOSED HEREWITH. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES. STOCKHOLDERS WHO EXECUTE PROXIES MAY REVOKE SUCH PROXIES AT ANY TIME BEFORE THEY ARE VOTED.

                                             By Order of the Board of Directors:


                                             K. Renee' Weese
                                             Secretary

April 11, 1997

                           OMNI INSURANCE GROUP, INC.
                              1000 PARKWOOD CIRCLE
                             ATLANTA, GEORGIA 30339
                                 (770) 952-4500


                                 PROXY STATEMENT


          For Annual Meeting of Stockholders to be held on May 13, 1997

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Omni Insurance Group, Inc. ("Company") for use at its Annual Meeting of Stockholders on May 13, 1997 ("Annual Meeting") and any adjournments thereof. Common Stock represented at the meeting by the enclosed Proxy will be voted in accordance with any directions noted thereon. If no directions are provided, proxies will be voted in accordance with the recommendations of the Board of Directors, as set forth below. A stockholder giving a proxy may revoke it before it is voted by (i) giving written notice of such revocation to the Secretary of the Company or (ii) by executing a proxy bearing a later date. Attendance at the meeting by a stockholder who has given a proxy will not have the effect of revoking a proxy previously given unless the stockholder gives such written notice of revocation to the Secretary before the proxy is voted.

         This Proxy Statement and the accompanying form of proxy were mailed on or about April 11, 1997 to all stockholders of record as of the close of business on March 28, 1997.

         As of March 28, 1997, the Company had outstanding and entitled to vote at the Annual Meeting 5,704,958 shares of Common Stock, $.01 par value ("Common Stock"). Each share of Common Stock is entitled to one vote, and only holders of record of shares of Common Stock as of the close of business on March 28, 1997 will be entitled to notice of and to vote at the meeting.

         SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         To the best knowledge of the Company, based on information filed with the Securities and Exchange Commission and the Company's stock records, the following table sets forth, as of March 28, 1997, the number of shares of Common Stock beneficially owned by each director, each nominee for director, the five most highly compensated executive officers individually and all present directors and executive officers of the Company as a group. The Company knows of no person, other than those identified below, who owned more than five percent of the outstanding shares of the Company's Common Stock as of March 28, 1997.

                                                              Common Stock
                                                       Beneficially Owned (1)(2)
                                                       -------------------------
                                                     Number of Shares      Percent
Name and Address of Beneficial Owner                  of Common Stock     of Class
------------------------------------                  ---------------     --------
Dudley L. Moore, Jr                                      2,951,460 (3)      51.7
1000 Parkwood Circle
Atlanta, Georgia 30339

J. Paul Kennedy                                            452,794           7.9
1000 Parkwood Circle
Atlanta, Georgia 30339

John E. Cay, III                                            44,900             *
25 Bull Street
Savannah, Georgia 31402

Don L. Chapman                                               9,200             *
2652 South Main Street
Kennesaw, Georgia 30144

John W. Rooker                                               1,200             *
4920 North Royal Atlanta Drive
Tucker, Georgia 30084

S. Stephen Selig, III                                        1,200             *
1100 Spring Street, N.W., Suite 550
Atlanta, Georgia 30309-2848

Carl J. Leo                                                  5,341             *
1000 Parkwood Circle
Atlanta, Georgia 30339

Lowell E. Sims                                              17,906             *
1000 Parkwood Circle
Atlanta, Georgia 30339

Lawrence J. Korth                                           12,754             *
1000 Parkwood Circle
Atlanta, Georgia 30339



All Directors and Executive
   Officers as a Group
       (13 persons)                                      3,568,535          62.6

--------------------------
*    Less than one percent

(1) Except as otherwise indicated in the footnotes set forth below, the persons named in the table, to the Company's knowledge, have sole voting and investment power with respect to all shares of Common Stock shown as being beneficially owned by them. The numbers shown include shares which are not presently outstanding but which certain stockholders are entitled to acquire or will be entitled to acquire within sixty (60) days. Such shares are deemed to be outstanding for the purpose of computing the percentage of outstanding Common Stock owned by the particular stockholder and by the group, but are not deemed to be outstanding for the purpose of computing the percentage of ownership of any other person.

(2) The number of shares beneficially owned by the following persons includes shares which are not presently outstanding, but which may be acquired upon the exercise of stock options granted under the Company's stock option plans: John E. Cay, III, Don L. Chapman, John W. Rooker, and S. Stephen Selig, III, 1,200 each for a total of 4,800; Carl J. Leo, 1,000; Lowell E. Sims, 12,200 shares; Lawrence J. Korth, 12,125 shares; all directors and officers as a group, 78,750 shares.

(3) Includes 100 shares held by a trust of which Mr. Moore is the trustee but not a beneficiary. Mr. Moore disclaims beneficial ownership of these shares.


                              ELECTION OF DIRECTORS

         PROXIES IN THE ACCOMPANYING FORM WILL BE VOTED AT THE MEETING IN FAVOR OF THE ELECTION AS DIRECTORS OF THE NOMINEES NAMED BELOW, UNLESS AUTHORITY TO DO SO IS SPECIFICALLY WITHHELD.

         Pursuant to the Company's By-laws, each member of the Board of Directors is elected to serve a term of one year or until his successor is elected. At each Annual Meeting of Stockholders, successors to directors whose terms expire at the meeting shall be elected for one-year terms. Six (6) directors are to be elected at the Annual Meeting of Stockholders, each to hold office for a term of one year expiring at the 1998 Annual Meeting of Stockholders, or until his successor shall have been elected. The Board of Directors has no reason to believe that any of the nominees named below will be unwilling to serve as a director if elected, but if some unexpected occurrence should, in the judgment of the Board of Directors, make necessary a substitution of another person for any nominee, the shares represented by proxies will be voted for such other person or persons as the Board of Directors may select. Certain information is set forth below concerning each nominee for director. Each of the nominees is presently a director of the Company.


                        NOMINEES FOR ELECTION AS DIRECTOR

                                            Positions with the Company and
Name of Nominee                     Age     Principal Occupation for Past Five Years
---------------                     ---     ----------------------------------------

Dudley L. Moore, Jr.                60      Dudley L. Moore, Jr. has been the Chairman of the Board, Chief
                                            Executive Officer and a Director of the Company since its founding in
                                            1986. From 1957 to 1985, Mr. Moore was employed by Moore Group,
                                            Inc., an insurance holding company specializing in nonstandard automobile insurance, and became President in 1971. Mr. Moore was
                                            Chairman of American Agency Life Insurance Company from 1975 until
                                            1979.

J. Paul Kennedy                     48      J. Paul Kennedy has been the President, Chief Operating Officer and a
                                            Director of the Company since its founding in 1986. From 1979 to 1986,
                                            Mr. Kennedy was employed by Moore Group, Inc., first as Vice President of Marketing and later as Senior Vice President with responsibilities for marketing, pricing, branch office operations and underwriting.

John E. Cay, III (1)                52      John E. Cay, III has been a Director of the Company since June 1993.
                                            Mr. Cay has been the President of Palmer & Cay, Inc., a regional insurance brokerage and employee benefit consulting company, since
                                            1972. Mr. Cay also serves as a Director for First Union National Bank of
                                            Georgia and First Union National Bank of Savannah.

Don L. Chapman  (1)(2)              57      Don L. Chapman has been a Director of the Company since June 1993.
                                            Mr. Chapman has served as the President and sole owner of Tug
                                            Manufacturing Corporation, an airline ground support equipment manufacturer, since 1977. Mr. Chapman has also served as Chairman of the Board of Catalina Industries, Inc., a commercial aluminum extrusion window company, since August 1995. In addition, Mr. Chapman is a
                                            Director of Longhorn Steaks, Inc. and ValuJet Airlines, Inc.

John W. Rooker (1)                  58      John W. Rooker has been a Director of the Company since June 1993.
                                            Mr. Rooker has served as Chairman of the Board of John W. Rooker &
                                            Associates, Inc., an industrial real estate development and construction firm, since 1978. Mr. Rooker has also served as Chairman of the Board of Southern Bonded Warehouse Company, a public warehousing and distribution company, since 1960.

S. Stephen Selig, III (2)           54      S. Stephen Selig, III has been a Director of the Company since June 1993.
                                            Mr. Selig has been the President and Chairman of the Board since 1981 of Selig Enterprises, Inc., a privately owned real estate holding company specializing in commercial and industrial real estate. Mr. Selig has also served as Chairman of the Board of AAA Parking, Inc. since 1986 and
                                            Chairman of the Board of Southern Promotions, Inc. since 1981. Mr.
                                            Selig serves as a Director of Wachovia National Bank of Georgia, N.A.

--------------------------

(1)      Member of the Compensation Committee of the Board of Directors.

(2)      Member of the Audit Committee of the Board of Directors.


THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION, AS DIRECTOR, OF EACH OF THE SIX NOMINEES LISTED ABOVE.

                        BOARD OF DIRECTORS AND COMMITTEES

BOARD MEETINGS AND ATTENDANCE OF DIRECTORS

         The Board of Directors held six meetings in 1996. All directors attended all of the meetings of the Board of Directors and the committees of the Board of Directors of which they were members except that Mr. Cay missed one Board meeting and Mr. Selig missed two board meetings and a committee meeting.

DIRECTORS' COMPENSATION

         Directors of the Company (except Directors who are also employees) receive a fee of $500 for each board or committee meeting attended.

COMMITTEES OF THE BOARD OF DIRECTORS

         Since June 1993, the Board of Directors has had a Compensation Committee, an Audit Committee and committees to administer the Company's Nonqualified Stock Option Plan and Nonemployee Director Nonqualified Stock Option Plan. The Company does not have a nominating committee.

         Compensation Committee. The members of the Compensation Committee are Messrs. Cay, Chapman and Rooker. This Committee, which held one meeting in 1996, is responsible for approving or recommending to the Board all salaries and bonuses for officers of the Company, and it initiates or reviews all significant changes in compensation arrangements for Company employees. The Compensation Committee also administers the Company's Incentive Stock Option Plan.

         Audit Committee. The members of the Audit Committee are Messrs. Chapman and Selig. Mr. Brown also served as a member of this committee until March 1997. This Committee, which held one meeting in 1996, reviews internal audit activity, recommends to the Board the engagement of independent auditors, and reviews the professional services to be rendered by the independent auditors, the scope of their audit, their fees and the results of their engagement.

         Stock Option Committees. The stock option committees administer the Company's stock option plans, except for the Incentive Stock Option Plan which is administered by the Compensation Committee. The members of the Nonqualified Stock Option Plan Committee are Messrs. Cay and Rooker. The members of the Nonemployee Director Nonqualified Stock Option Plan Committee are Messrs. Moore and Kennedy.


             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee of the Board of Directors (the "Committee") is composed of John E. Cay, III, Don L. Chapman and John W. Rooker. Decisions on compensation of the Company's executives generally are made by the Committee and are reviewed by the full Board, except for decisions about awards under the Company's Nonqualified Stock Option Plan and Nonemployee Director Nonqualified Stock Option Plan, which are made solely by an independent committee in order to satisfy Rule 16b-3 under the Securities Exchange Act of 1934. Set forth below is a report submitted by the Compensation Committee addressing the Company's compensation policies for 1996 as they affected Dudley L. Moore, Jr., the Company's Chairman of the Board and Chief Executive Officer; J. Paul Kennedy, the Company's President and Chief Operating Officer; Lawrence J. Korth, the Company's Senior Vice President - Sales and Marketing; Carl J. Leo, the Company's Senior Vice President - Actuarial; David S. Peters, the Company's Senior Vice President - Customer Service and Human Resources; Susan H. Scalf, the Company's Senior Vice President Finance, Legal and Regulatory Services and Treasurer; Lowell E. Sims, the Company's Senior Vice President - Data Processing and Administrative Services; Mary E. Skeeles, the Company's Senior Vice President - Claims; and K. Renee' Weese, the Company's Senior Vice President - Product Management and Secretary (collectively, the "Named Officers"), the Company's most highly compensated executives and other key executives of the Company.

         The Committee is comprised of three outside Directors (who have never served as officers of the Company) . These committee members administer the compensation of the Company's executive officers.

COMPENSATION PHILOSOPHY

         The Committee has devised and implemented a compensation program for executive officers which seeks to enhance the value of the Company by closely aligning the financial interests of the Company's senior managers with the interests of the Company's stockholders. This program is designed to motivate these officers to perform to their fullest potential over both the short and long term. This executive compensation package has also been structured in an effort to retain these key executives.

         The Company's compensation program is divided into three components - base salaries, bonuses and stock options. The base salary compensates the executive for performing the daily duties necessary for the successful operation of the Company; the bonus rewards the executive for meeting growth and profitability objectives; the stock options align the executive's long range interest with those of the stockholders.

         The Committee takes into account various qualitative and quantitative indicators of corporate and individual performance in determining the level and composition of compensation for its executive officers. The Committee considers such corporate performance measures as net income, earnings per share, return on equity and return on average total assets. The Committee also recognizes qualitative factors, such as successful supervision of major corporate projects and demonstrated leadership ability. Additionally, the Committee evaluates the total compensation of its executives in light of information regarding the compensation practices and corporate financial performance of its peers. Base salaries for the executive officers are established at levels considered appropriate in light of the duties and scope of responsibilities of each officer's position. Salaries are reviewed periodically and adjusted as warranted to reflect sustained individual officer performance.

         Stock options were granted to the executive officers, other than the Chief Executive Officer and the Chief Operating Officer, when the Company undertook its initial public offering on July 29, 1993. An additional award was made to the Named Officers in February 1997. Future stock option awards may be granted by the Committee based upon the results of the Company and industry practice. The Committee has the authority to determine additional employees to whom stock options should be granted, the terms at which the option grants are made and the number of shares subject to each option. The objective of stock options is to align the executive officers' long range interests with those of the stockholders' and to allow the executive officers to build a meaningful ownership position in the Company. The Company does not currently have specific target levels of stock ownership for its executive officers.

         Executive officers may also participate in the Company's 401(k) Retirement Plan which includes Company contributions to the plan. In addition, other benefit plans generally available to all levels of employees are also available to the executive officer group of the Company.

CHIEF EXECUTIVE OFFICER ("CEO")

         The Committee determined the CEO's compensation for the year based on a number of factors and criteria such as the salaries paid to other Chief Executive Officers of similar public companies and the overall results of the Company as well as the CEO's expected future contributions to the success of the Company.

STOCK OPTION PLAN COMMITTEE

         The members of the Compensation Committee constitute the Company's Incentive Stock Option Plan Committee. This committee is responsible for grants of incentive stock options under the Company's Incentive Stock Option Plan. Messrs. Cay and Rooker, directors who are not employees of the Company, constitute the Company's Nonqualified Stock Option Plan Committee, which is responsible for grants to employees (including employees who may be directors or executive officers) under the Company's Nonqualified Stock Option Plan. Messrs. Moore and Kennedy, directors who are also employees of the Company, constitute the Company's Nonemployee Director Nonqualified Stock Option Plan Committee, which is responsible for grants to nonemployee directors under the Company's Nonemployee Director Nonqualified Stock Option Plan. The work and objectives of these committees are coordinated closely with that of the Compensation Committee. During each fiscal year, the Compensation Committee (with respect to the Incentive Stock Option Plan) and the other stock option committees consider the desirability of granting awards under the plans, with the objective of building profitability and stockholder value.

         Each year the Company's Board of Directors reviews the recommendations of the Compensation Committee. In 1996, the Committee's recommendations were adopted and implemented without change.

                                                      Compensation Committee:
                                                      John W. Rooker, Chairman
                                                      John E. Cay, III
                                                      Don L. Chapman


                                PERFORMANCE GRAPH

         Set forth below is a graph comparing the cumulative total stockholder return on the Company's Common Stock with the cumulative return of companies in The Nasdaq Stock Market Index and The Nasdaq Stock Market Insurance Index. The graph compares the price performance of $100 if invested in the Company's Common Stock with the price performance of $100 if invested in each of the two indices for the period commencing July 30, 1993 (the first month ending after the Common Stock began publicly trading) and ending December 31, 1996. The Company's Common Stock began trading publicly on July 29, 1993.



                                    7/93     12/93     12/94     12/95     12/96
--------------------------------------------------------------------------------
Omni Insurance Group, Inc.          $100      $112      $ 39      $ 57      $ 64
Nasdaq Stock Market Index           $100      $109      $107      $152      $187
   Nasdaq Insurance Index           $100      $ 99      $ 93      $132      $151
--------------------------------------------------------------------------------

* Initial public offering completed in July 1993

                                  COMPENSATION

         The following table sets forth the compensation for fiscal years 1996, 1995 and 1994 paid by the Company to its Chief Executive Officer and its four most highly compensated executive officers (other than the Chief Executive Officer):

                           SUMMARY COMPENSATION TABLE

                                                                             Long Term
                                                 Annual Compensation    Compensation Awards
                                                 -------------------    -------------------

                                                                       Securities Underlying       All Other
Name and Principal Position         Year         Salary     Bonus (1)      Options/SARs(#)      Compensation (2)
---------------------------         ----        -------     ---------      ---------------      ----------------
Dudley L. Moore, Jr                 1996        $209,200    $209,200              --                $439,370
Chairman of the Board               1995         200,455          --              --                 439,240
and Chief Executive                 1994         200,102          --              --                   3,234
Officer

J. Paul Kennedy                     1996         209,200     209,200              --                  24,590
President and Chief                 1995         200,563     150,000              --                  24,460
Operating Officer                   1994         200,210          --              --                  23,074

Carl J. Leo (3)                     1996         105,000      50,925              --                      --
Senior Vice President -             1995          42,008      12,000           5,000                      --
Actuarial                           1994              --          --              --                      --

Lowell E. Sims                      1996         100,000      47,000              --                  19,340
Senior Vice President -             1995          96,210      30,000              --                  19,220
Data Processing and                 1994          92,101          --              --                  18,272
Administrative Services

Lawrence J. Korth                   1996          94,000      45,590              --                  17,230
Senior Vice President -             1995          88,287      30,000              --                  17,082
Sales and Marketing                 1994          84,710          --              --                  16,378


(1) Includes amounts paid pursuant to the Company's General Bonus Plan. For purposes of this table, bonuses are deemed to have been paid during the year in which reserves were established. Actual payment occurred during the first quarter of the following year.

(2) "All Other Compensation" consists of Company matching contributions under the Company's Retirement Plan and Company payments toward split-dollar life insurance policies (includes Dudley L. Moore, Jr. for 1996 and 1995 only).

(3) Mr. Leo was employed as Senior Vice President - Actuarial effective August 1, 1995.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During the last fiscal year, Messrs. Moore and Kennedy, both executive officers of the Company, participated in deliberations with the Company's Board of Directors concerning executive officer compensation. In June 1993, the Board of Directors established a Compensation Committee. See "Board of Directors and Committees - Committees of the Board of Directors" above.

EMPLOYMENT AGREEMENT

         J. Paul Kennedy, President and a Director of the Company, is a party to an employment agreement with the Company, which was entered into in 1986 for an initial term of one year and continuing thereafter on an automatic renewing basis for periods of six months, unless terminated sooner in accordance with the provisions of the agreement. The agreement, as amended, provides for an annual base salary of not less than $200,000. The agreement contains certain restrictive covenants and non-competition covenants pursuant to which Mr. Kennedy agrees: for a period of two years after termination of employment not to disclose any confidential information concerning the Company; for a period of six months after termination of employment not to engage in any type of competitive business; and, for a period of eighteen months after termination of employment, not to solicit or accept customers, insurance agents or brokers, or employees with whom Mr. Kennedy dealt during his employment with the Company.

RETIREMENT PLAN

         All of the Company's employees, 21 years of age or older, with at least one year of service are eligible to participate in the Omni Insurance Group 401(k) Retirement Plan (the "Retirement Plan"). The Retirement Plan is a defined contribution plan (within the meaning of the Employee Retirement Income Security Act of 1974, as amended) and is a qualified plan under Section 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended (the "Code").

         Under the Retirement Plan, each participant is eligible to enter into a written salary reduction agreement with the Company whereby the participant's salary will be reduced up to 15%, as elected by the participant, in accordance with the rules under Section 401(k) of the Code. This amount is considered deferred. The amount so deferred by a participant is contributed by the Company to the trust fund for the Retirement Plan and is invested in accordance with the election of the participant from among investment funds established under the trust agreement.

         Each participant who authorizes salary reduction contributions during a particular year is also credited annually with his or her allocable share of employer matching contributions made to the Retirement Plan. While a participant is always vested in his or her own salary reduction contributions, the rights of a participant to amounts credited to his or her account as matching contributions vest in equal increments over a five year period beginning in the third year of service.

         Generally, upon retirement or other termination of employment, vested benefits are disbursed in a single lump sum to the participant. In certain circumstances, a participant may elect to have benefits paid in installments over a period of time. The amounts payable to a participant will be determined by the amount credited to his or her bookkeeping account in the trust fund, including his or her allocable share of trust fund earnings or losses.

GENERAL BONUS PLAN

         Bonuses are determined at the discretion of the Compensation Committee based on the Company's operating results and other factors to be determined by the Compensation Committee. Beginning in 1996, 80% of the bonus amount is paid in cash, 20% is paid in restricted stock, with one-third vesting immediately and the remaining two-thirds vesting ratably over the next two years. All of the Named Officers participate in the plan.

EXECUTIVE SPLIT-DOLLAR INSURANCE PLAN

         The Board of Directors of the Company adopted an Executive Split-Dollar Insurance Plan (the "Insurance Plan") in June 1993. The purpose of the Insurance Plan is to promote the continued employment of certain valuable employees of the Company. Under the Insurance Plan, the Company may designate employees eligible to participate and shall, upon such designation, specify the initial face amounts of a life insurance policy insuring the life of such employees. In addition, at the time of designation, the Company will determine the amount of premium (if any) which the designated employee will be required to contribute with respect to his or her policy. Under the terms of the Insurance Plan, each employee participant pays each year a portion (or none) of the premium then due on the policy held for his or her benefit. The Company then pays the portion of any premium due which is in excess of the amount, if any, payable by the employee participant. Each employee participant is entitled to designate a beneficiary under his or her policy. Under the terms of the Insurance Plan, the employee participant will be the owner of the policy, and the Company will advance funds for the payment of premiums. In the event an employee participant terminates employment before normal retirement or dies before retirement, the Company is entitled to be reimbursed for the full amount of premiums which it has advanced under the Insurance Plan on behalf of the employee participant. If an employee participant remains employed until normal retirement or dies while still employed by the Company after normal retirement age (currently 65), the Company's right to be reimbursed for premiums advanced will lapse and the participant (or the estate or personal representative of the participant) will own the entire policy free and clear of any claim of the Company. The Insurance Plan may be terminated by the Company, without the consent of the employee participants, by giving notice of termination in writing to all affected employees.

         Each of the officers named in the Summary Compensation Table, except Dudley L. Moore, Jr., and Carl J. Leo is a participant in the Insurance Plan. With respect to Mr. Moore, the Company entered into a Split Dollar Insurance Agreement ("Agreement") in July 1995 with a trustee ("Trustee") of a trust established for the benefit of Mr. Moore's family pursuant to the terms of which the Trustee has acquired life insurance insuring the life of Mr. Moore. The Company is obligated to pay all or a portion of the premium on such life insurance, as agreed to from time to time by the Trustee and the Company. The life insurance policy belongs to the Trustee, but upon Mr. Moore's death or termination of the Agreement, the Trustee is obligated to reimburse the Company for the total amount of payments advanced by the Company for the payment of premiums. The Agreement may be terminated by either the Trustee or the Company by providing written notice to the other party to the Agreement.


               OPTION GRANTS, EXERCISES AND FISCAL YEAR END VALUES

         No options were granted during the fiscal year ended December 31, 1996 to the officers named below and none of such officers exercised any stock options during the fiscal year ended December 31, 1996. Set forth below is information with respect to the unexercised options previously granted to purchase Common Stock of the Company.


               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                        Number of Securities                 Value of Unexercised
                                       Underlying Unexercised             In-the-Money Options/SARs
                                       Options/SARs at FY-End                     at FY-End
                                                 (#)                                 ($)
Name                                 Exercisable/Unexercisable            Exercisable/Unexercisable
----                                 -------------------------            -------------------------
Dudley L. Moore, Jr.                             --                                  --
J. Paul Kennedy                                  --                                  --
Carl J. Leo                          1,000        /      4,000              $3,000    /   $12,000
Lowell E. Sims                      12,200        /      8,000                   0    /         0
Lawrence J. Korth                   12,125        /      8,000                   0    /         0


      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, certain officers and persons who own more than 10% of the outstanding Common Stock of the Company to file with the Securities and Exchange Commission reports of changes in ownership of the Common Stock of the Company held by such persons. Officers, directors and greater than 10% stockholders are also required to furnish the Company with copies of all forms they file under this regulation.

         Based solely on the Company's review of the copies of such reports or upon written representations obtained from certain reporting persons, the Company believes that during 1996 all Section 16(a) filing requirements applicable to its officers, directors and greater-than-ten-percent stockholders were complied with.

                              CERTAIN TRANSACTIONS

         Palmer & Cay, Inc. from time to time represents the Company in satisfying certain of the Company's own insurance needs. The Company does not pay any fees to Palmer & Cay, Inc. for these services. The Company has no knowledge regarding the amount of fees or commissions received by Palmer & Cay, Inc. from the insurers with which the Company's business is placed. From time to time Palmer & Cay, Inc. may also represent the Company on the same basis as any other independent insurance agency. Mr. John E. Cay, III is President of Palmer & Cay, Inc. and a Director of the Company. In the opinion of management, such transactions made under terms that are no less favorable to the Company than those that could have been obtained from unaffiliated third parties.


                         RATIFICATION OF APPOINTMENT OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

         Subject to ratification by the stockholders at the Annual Meeting, the Board of Directors has appointed KPMG Peat Marwick LLP to serve as the independent public accountants for the Company for its fiscal year ending December 31, 1997. KPMG Peat Marwick LLP has served the Company as its independent public accounting firm since 1988. Representatives of KPMG Peat Marwick LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

         The affirmative vote of the majority of the votes cast by the holders of the Company's Common Stock on this proposal shall constitute ratification of the appointment of KPMG Peat Marwick LLP.


            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR
THE FISCAL YEAR 1997.


                                  OTHER MATTERS

         As of the date of this Proxy Statement, the Board of Directors knows of no matters which will be presented for consideration at the Annual Meeting other than the proposals set forth in this Proxy Statement. If any other matters properly come before the Annual Meeting, it is intended that the persons named in the proxy will act in respect thereof in accordance with their best judgment.


                              STOCKHOLDER PROPOSALS

         Stockholder proposals intended to be presented at the 1998 Annual Meeting of Stockholders must be received by the Company no later than December 12, 1997, and proposals must meet certain eligibility requirements established by the Securities and Exchange Commission. Proposals may be mailed to the Company, to the attention of the Secretary, Omni Insurance Group, Inc., 1000 Parkwood Circle, Atlanta, Georgia 30339.


                    SOLICITATION OF PROXIES AND COST THEREOF

         The cost of solicitation and distribution will be borne by the Company. The Company has retained Corporate Communications, Inc. of Nashville, Tennessee, as its investor relations advisor. A portion of their fee will cover solicitation of proxies, which will be undertaken by mail, telephone, telegraph and personal contact and which may include solicitation by officers and employees of the Company.

                                  ANNUAL REPORT

         Stockholders may obtain a copy of the Company's Annual Report on Form 10-K as filed with the Securities and Exchange Commission without charge by writing to: Secretary, Omni Insurance Group, Inc., 1000 Parkwood Circle, Atlanta, Georgia 30339.

                                             By Order of the Board of Directors:



                                             K. Renee' Weese
                                             Secretary

April 11, 1997

                                                                        APPENDIX

                                     PROXY
                           OMNI INSURANCE GROUP, INC.

    This proxy is solicited on behalf of the Board of Directors of Omni Insurance Group, Inc. The undersigned hereby appoints Dudley L. Moore, Jr. and
J. Paul Kennedy as proxies, with the power to appoint a substitute, and hereby authorizes Dudley L. Moore, Jr. and J. Paul Kennedy to represent and vote, as designated below, all of the shares of Common Stock of Omni Insurance Group, Inc. held of record by the undersigned on March 28, 1997 at the Annual Meeting of Stockholders to be held on May 13, 1997 and at any adjournments thereof.

1. ELECTION OF DIRECTORS                   [ ]    FOR all nominees listed below      [ ]    WITHHOLD AUTHORITY
                                                  (except as indicated to                   to vote for all
                                                  the contrary below)                       nominees listed below

  INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME ON THE FOLLOWING LIST:

  Dudley L. Moore, Jr.                             J. Paul Kennedy
  Don L. Chapman                                   John E. Cay, III
  S. Stephen Selig, III                            John W. Rooker

2. PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG PEAT MARWICK LLP as the independent public accountants of the Company.

     [ ] FOR                 [ ] AGAINST                [ ] ABSTAIN


3. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTIONS ARE
PROVIDED, THE PROXY WILL BE VOTED FOR THE
ELECTION OF ALL NOMINEES FOR DIRECTOR AND IN
FAVOR OF THE PROPOSAL TO RATIFY KPMG PEAT
MARWICK LLP TO SERVE AS THE COMPANY'S
INDEPENDENT PUBLIC ACCOUNTANTS.

                                                 Please sign exactly as your
                                                 name appears at left.
                                                 When shares are held by joint
                                                 tenants, both should sign. When
                                                 signing as attorney, executor,
                                                 administrator, trustee or
                                                 guardian, please give full
                                                 title as such. If a
                                                 corporation, please sign in
                                                 full corporate name by
                                                 president or other authorized
                                                 officer. If a partnership,
                                                 please sign in partnership name
                                                 by authorized person.

                                                 Dated:                   , 1997
                                                       -------------------

                                                 Signature

                                                 -------------------------------

                                                 Signature

                                                 -------------------------------

                                                 Additional Signature (if held
                                                 jointly)

 PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.